                                                                    EXHIBIT 99.1



                                          1ST State Bancorp, Inc.
                                             Stock Order Form
                             --------------------------------------------------
                                 1ST State Bank         Expiration Date for
                              445 South Main Street      Stock Order Forms:
                               Burlington, NC 27215
                                   (336)    -              March  , 1999
                                                   12:00 Noon, Eastern Time

====================================================================================================================================
 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form may not be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this
 Form.
====================================================================================================================================
 (1) Number of Shares Subscription Price    (2) Total Payment Due     (3) Employee/Officer/Director Information
 ------------------                             -----------------     [_] Check here if you are a director, officer or employee of
                    X $20.00                =  $                          1st State  Bank or a member of such person's immediate
 ------------------                             -----------------         family.
====================================================================================================================================
 (4) Method of Payment/Check                           ---------      (6) Purchaser Information
 Enclosed is a check, bank draft or money order made    $             a.  [_] Eligible Account Holder -- Check here if you were a
 payable to 1st State Bancorp, Inc. in the amount of:  ---------              depositor of at least $50.00 at 1st State Bank on
                                                                              December 31, 1994. Enter information below for all
                                                                              deposit accounts that you had at 1st State Bank on
  No wire transfers will be accepted.                                         December 31, 1994.
===================================================================
(5) Method of Payment/Withdrawal                                      b.  [_] Supplemental Eligible Account Holder -- Check here if
The undersigned authorizes withdrawal from the following                      you were a depositor of at least $50.00 at 1st State
account(s) at 1st State Bank. There is no penalty for                         Bank on December 31, 1998 but are not an Eligible
early withdrawal for purposes of this payment.                                Account Holder. Enter information below for all
-------------------------------------------------------------                 deposit accounts that you had at 1st State Bank on
      Account Number(s)             Withdrawal Amount(s)                      December 31, 1998.
-------------------------------------------------------------         c. [_]  Other Member -- Check here if you were a depositor
                                $                                             on     , 1999, or a borrower of 1st State Bank with
-------------------------------------------------------------                 loans outstanding as of       , 1999, but are not an
                                $                                             Eligible Account Holder or Supplemental Eligible
-------------------------------------------------------------                 Account Holder. Enter information below for all
                                $                                             deposit accounts that you had at 1st State Bank
-------------------------------------------------------------                 on     ,1999 and/or for all loans you had with 1st
      Total Withdrawal Amount   $                                             State Bank as of , 1999.
                               ------------------------------             ----------------------------------------------------------
 In order to subscribe for shares through an individual retirement account ("IRA") at 1st State Bank, you must contact the Stock
 Information Center at 1st State Bank no later than       , 1999.
===================================================================
  ACCOUNT INFORMATION                                                     ----------------------------------------------------------
-------------------------------------------------------------------
 . These account numbers correspond to the preprinted account          -------------------------------------------------------------
    registration in the top left hand corner of this form.                    Account Title (Names on Accounts)    Account Number(s)
-------------------------------------------------------------------    -------------------------------------------------------------
 . These may not be all of your qualifying accounts.
-------------------------------------------------------------------    -------------------------------------------------------------
 . You must list any account number from other stock order forms
  you have received in the mail and any other accounts                 -------------------------------------------------------------
  that you have, or have had ownership in, at 1st State Bank.
-------------------------------------------------------------------    -------------------------------------------------------------
 . If you do not list all of your accounts, you may not receive all of the shares that you are eligible for.
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 (7) Stock Registration/Form of Stock Ownership
 [_] Individual                 [_] Joint Tenants       [_] Tenants in Common      [_] Fiduciary (Under Agreement Dated ____, 19 __)
 [_] Individual Retirement      [_] Corporation or      [_] Uniform Transfer to    [_] Other ______________________________________
       Account (IRA)                   Partnership              Minors Act
====================================================================================================================================
 (8) Name(s) in which shares are to be registered (Please print clearly)              Social Security # or Tax ID
 ---------------------------------------------------------------------------     ---------------------------------------------------

 ---------------------------------------------------------------------------     ---------------------------------------------------
 Name(s) continued                                                                    Telephone (Daytime)
 ---------------------------------------------------------------------------     ---------------------------------------------------
 Street Address                                   City                           State                 Zip Code
 ---------------------------------------------    --------------------------     --------------------- -----------------------------

 ---------------------------------------------    --------------------------     --------------------- -----------------------------
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 (9) NASD AFFILIATION                                                                     (10) ASSOCIATE--ACTING IN CONCERT
[_] Check here if you are a member of the National Association                   [_] Check here and complete the reverse side of
    of Securities Dealers, Inc. ("NASD"), a person associated                        this Form, if you or any associate (as defined
    with an NASD member, a member of the immediate family of any                     on the reverse side of this Form) or persons
    such person to whose support such person contributes,                            acting in concert with you have submitted
    directly or indirectly, or the holder of an account in which                     other orders for shares in the Subscription
    an NASD member or person associated with an NASD member has a                    Offering and/or the Community Offering.
    beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-
    Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the
    applicable NASD member within one day of payment therefor.
====================================================================================================================================
 (11) Acknowledgment
 To be effective, this fully completed Stock Order Form and Form of Certification must be actually received by 1st State Bank, no
 later than 12:00 noon, Eastern Time on March   , 1999, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the executed Form of Certification and the required payment or withdrawal authorization, may be delivered to 1st State Bank or may be mailed to the address indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
 It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the
 Plan of Conversion ("Plan") of 1st State Bank described in the accompanying Prospectus. If the Plan is not approved by the members
 of 1st State Bank at a Special Meeting to be held on    , 1999, or any adjournment thereof, all orders will be canceled and funds received as payment, with accrued interest, will be returned promptly.
 The undersigned agrees that after receipt by 1st State Bank, this Stock Order Form may not be modified, withdrawn or canceled without 1st State Bank's consent, and if authorization to withdraw from deposit accounts at 1st State Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
 Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided in this Stock
 Order Form are true, correct and complete, that I am not subject to back-up withholding, that I am purchasing only for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.
 Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities to the account of another. 1st State Bank and
 1st State Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. I acknowledge that the common stock offered is not a savings or deposit account and is not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the
 Federal Deposit Insurance Corporation, or any other government agency, may lose value and is not guaranteed by 1st State Bank or
 1st State Bancorp, Inc. I further acknowledge receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order
 Form to 1st State Bank.
 A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF.
 Signature                         Date                Signature                          Date           OFFICE USE
 --------------------------------------                ---------------------------------------                       -------------
                                                                                                                     Date Received

---------------------------------------                ---------------------------------------          -----------  --------------
 A SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)                    Batch #   Order #
====================================================================================================================================
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

Item (6)a, b--(continued)

Account Title (Names on    Account       Account Title (Names on     Account
       Accounts)          Number(s)             Accounts)           Number(s)
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------

Item (11)--(continued)            "Associate" is defined as (i) any
                                  corporation or organization (other than 1st
List below all other orders       State Bank, 1st State Bancorp, Inc. or a
submitted by you or your          majority-owned subsidiary of 1st State Bank
Associates (as defined) or by     or 1st State Bancorp, Inc.) of which such
persons acting in concert with    person is an officer or partner or is,
you.                              directly or indirectly, the beneficial owner
--------------------------------  of 10% or more of any class of equity
                     Number of    securities, (ii) any trust or other estate
  Name(s) Listed on   Shares      in which such person has a substantial
  Other Stock Order   Ordered     beneficial interest or as to which such
        Forms                     person serves as trustee or in a similar
--------------------------------  fiduciary capacity, except that such term shall not include a tax-qualified employee
--------------------------------  stock benefit plan of 1st State Bank or 1st
                                  State Bancorp, Inc. in which a person has a
--------------------------------  substantial beneficial interest or serves as a trustee in a similar fiduciary capacity;
--------------------------------  and (iii) any relative or spouse of such person, or any relative of such spouse, who
--------------------------------  has the same home as such person or who is a director of 1st State Bank or 1st State
--------------------------------  Bancorp, Inc. or any of their subsidiaries.

  A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF
                                  THIS FORM.

================================================================================

                                 CERTIFICATION

 I/WE ACKNOWLEDGE THE COMMON STOCK OF 1st STATE BANCORP, INC. IS NOT A
 DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT
 GUARANTEED BY 1st STATE BANK, 1st STATE BANCORP, INC. OR BY THE FEDERAL
 GOVERNMENT. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO
 LOSS.

 If anyone asserts that the common stock is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Federal Deposit
 Insurance Corporation Regional Director, Lawrence C. Morgan at (404) 817-
 1300.

 I/We further certify that, before purchasing the common stock, par value of $0.01 per share, of 1st State Bancorp, Inc., the proposed holding company for 1st State Bank, I/we received a Prospectus dated February , 1999 (the
 "Prospectus"), which contains disclosure concerning the nature of the common stock being offered and describes the following risks involved in the investment under the heading "RISK FACTORS" beginning on page 1 of the Prospectus.

    1. Risks Related to Commercial and Consumer Lending.............   (page  )
    2. Potentially Adverse Impact of Interest Rates.................   (page  )
    3. Anticipated Low Return on Equity ............................   (page  )
    4. The Expense and Dilutive Effect of the Contribution of Shares
       to the Charitable Foundation.................................   (page  )
    5. Concentration of Our Business in Alamance County.............   (page  )
    6. Strong Competition Within Alamance County....................   (page  )
    7. Risk to Stock Value from our Ability to Impede Potential
       Takeovers....................................................   (page  )
    8. Potential Cost of Future Employee Stock Benefit Plans........   (page  )
    9. Possible Dilutive Effect of Employee Stock Benefit Plans.....   (page  )
   10. Valuation Not Indicative of Future Price of Common Stock.....   (page  )
   11. Possible Adverse Tax Consequences of Subscription Rights.....   (page  )
   12. Potential Stock Price Decline Due to Stock Market
       Volatility...................................................   (page  )
   13. No Opinion or Recommendation by Sales Agent; Best Efforts
       Offering.....................................................   (page  )
   14. Potential Inability to Make Technological Advances;
       Consequences of Year 2000 Computer Failure...................   (page  )
   15. Operations are Subject to Regulatory Changes.................   (page  )
   16. Risk of Loss of Principal....................................   (page  )

 BY EXECUTING THIS CERTIFICATION, INVESTORS ARE NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

 Signature                    Date       Signature                    Date
 ----------------------------------      ------------------------------------

 ----------------------------------      ------------------------------------
 Name (Please Print)                     Name (Please Print)
 ----------------------------------      ------------------------------------

 ----------------------------------      ------------------------------------

                            1st State Bancorp, Inc.
                         Stock Order Form Instructions
==============================================================================
                            Stock Ownership Guide
------------------------------------------------------------------------------
Item 1--
 . Fill in the number of shares that you wish to purchase.

 . The minimum order is 25 shares. The maximum order for any person, including
  Associates of and persons acting in concert with that person, is 50,000 shares in the Subscription Offering and 50,000 shares in the Community Offering. The total number of shares any person, including Associates of and persons acting in concert with that person, may purchase in the stock conversion is 50,000 shares.

 . 1st State Bancorp, Inc. and 1st State Bank have the right to reject the order of any subscriber who (i) submits false or misleading information on a Stock Order Form or otherwise, (ii) attempts to purchase shares in violation of the Plan or applicable law or (iii) fails to cooperate with attempts to verify information with respect to subscription rights.
Item 2--

 . Multiply the shares ordered by $20 per share.

Item 3--

 . Check the box if you are a director, officer or employee of 1st State Bank or are a member of such person's immediate family.
Item 4--

 . You can pay for shares in cash (if delivered by you) or by check, bank draft or money order made payable to 1st State Bancorp, Inc.

 . Funds earn interest at the current 1st State Bank passbook rate until the
  Offering is completed or terminated.
 . Do not mail cash to purchase stock.
 . Wire transfers will not be accepted as payment.

Item 5--

 . If you plan to pay for your order by a withdrawal from a 1st State Bank deposit account, list the account number(s) and the amount of withdrawal for each account.

 . Your order will be returned if, on the date your order is received, the accounts designated do not contain sufficient funds to complete your purchase.

 . There is no penalty for early withdrawals to use funds on deposit at 1st
  State Bank to pay for stock purchases.

 . In order to use your 1st State Bank IRA to order stock, you must call the
  Stock Information Center before       , 1999 and complete all required
  paperwork.
Item 6--

 . Please check the appropriate box to tell us when you were a depositor of at least $50.00 at 1st State Bank.
 . The preprinted account numbers correspond to the preprinted name and address at the top of the order form.
 . These may not be all of your qualifying accounts.

 . You must make sure that every account you have ownership in or have had at
  1st State Bank is listed.
 . If you do not list all of your accounts, you may not receive all of the shares you are eligible for.

Item 7--
 . Please consult the Stock Ownership Guide below for help with these sections.

Item 8--

 . The name and address for the stock registration should be the same as the name and address in the preprinted section at the top of your Stock Order Form.

Item 9--
 . Please check the box if you are a member of the NASD or if this item otherwise applies to you.


Item 10--

 . Please check this box if any of your Associates or persons acting in concert with you (as defined on the back of the Stock Order Form) have submitted other orders for shares.

Item 11--
 . Please sign and date the Stock Order Form where indicated.
 . Review the Stock Order Form carefully, including the Acknowledgment, before you sign.
 . An additional signature is required only when payment is authorized from a deposit account that requires multiple signatures to withdraw funds.

 . If you have any remaining questions, or for assistance in completing your Stock Order Form, please call the Stock Information Center at (336) -

--------------------------------------------------------------------------------
                             STOCK OWNERSHIP GUIDE
================================================================================

If you decide to subscribe for common stock, you will need to register your common stock in one of the following ways. Please consult this guide when completing items 7 and 8 of your Stock Order Form.

Individual
 . Include the first name, middle initial and last name of the shareholder.
 . Avoid the use of two initials.
 . Omit titles such as "Mr." "Mrs." or "Dr."
Joint Tenants
 . Joint Tenant can be used to identify two or more owners.
 . When stock is held by joint tenants, ownership passes automatically to the surviving joint tenant (s) upon the death of any joint tenant.
 . All parties must agree to the transfer or sale of shares held by joint tenants.

 . In order to subscribe as joint tenants, all tenants must appear together on an eligible joint tenant account at 1st State Bank.
Tenants in Common
 . Tenants in common may be used to identify two or more owners.
 . When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock is held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant.
 . All parties must agree to the transfer or sale of shares held by tenants in common.

 . In order to subscribe as tenants in common, all tenants must appear together on an eligible tenants in common account at 1st State Bank.

Uniform Transfer to Minors
 . Shares may be held in the name of a custodian for a minor under the Uniform
   Transfer to Minors Acts of each state.
 . There may be only one custodian and one minor designated on a stock certificate.

 . Example, shares held by John Doe as custodian for Susan Doe under the North
   Carolina Uniform Transfer to Minors Act will be abbreviated: John Doe, CUST Susan Doe UTMA, NC.
 . Use the minor's social security number.
Fiduciaries
Information provided with respect to shares to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title. If an individual and a corporation, list the corporation before the individual.
 . The fiduciary capacity, such as administrator, executor, trustee, committee, etc.
 . The date of the document governing the relationship.
 . The name of the maker, donor or testator and the name of the beneficiary.
 . An example of fiduciary ownership in the case of a trust is:
 John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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